Exhibit 99.1

Exhibit 5

Key Operating Metrics

(In Thousands, except ADR)

(unaudited)

	Three months ended					Year-over-year
	Dec. 31, 2001	Mar. 31, 2002	Jun. 30, 2002	Sep. 30, 2002	Dec. 31, 2002
Gross Bookings
Total gross bookings (A)	$704,000	$1,107,000	$1,335,000	$1,466,000	$1,380,000	96%
Agency gross bookings	540,000	797,000	937,000	1,042,000	1,002,000	86%
Merchant gross bookings (includes CCV)	164,000	310,000	398,000	424,000	378,000	130%
CCV gross bookings		18,000	82,000	67,000	42,000	n/a
International gross bookings	48,000	85,000	94,000	138,000	123,000	156%
US gross bookings	656,000	1,022,000	1,241,000	1,328,000	1,257,000	92%

Additional metrics
Revenue from packages	$11,573	$25,456	$41,527	$49,881	$46,912	305%
Total room nights stayed	1,522	2,042	2,627	3,207	3,168	108%
Merchant room nights stayed	1,178	1,644	2,077	2,602	2,522	114%
Merchant hotel average daily rate (excludes CCV)	$109	$118	$120	$114	$119	9%

Customers
Average monthly Media Metrix reach (B)	9,238	11,242	12,161	12,615	11,392	23%
Expedia.com conversion (C)	5.2%	5.8%	6.3%	6.7%	7.2%	38%
Expedia new purchasing customers (D)	870	1,316	1,529	1,693	1,528	76%
Expedia cumulative purchasing customers (E)	6,294	7,610	9,139	10,832	12,360	n/a
Expedia quarterly unique purchasing customers (F)	1,383	1,874	2,217	2,492	2,355	70%

(A)	Gross bookings represents the total value of travel booked through the Expedia and WWTE sites, Classic Custom Vacations and Metropolitan Travel since acquisition.

(B)	Average monthly Media Metrix reach represents the unduplicated reach for the Expedia sites.

(C)	Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site.

(D)	Expedia new purchasing customers represents the number of new customers transacting through the Expedia sites in a quarter.

(E)	Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia sites as of the end of a quarter.

(F)	Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia sites over the course of a quarter.